RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS15 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS15

               $ 107,404       0.00% CLASS       A-P CERTIFICATES
 ------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated October 28, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated October 28, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                        PERCENTAGE        AVERAGE       WEIGHTED
                                        MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                       LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
------------------------------------   -----------    --------------    -------------    -----------    ----------
499 or less ........................           22    $    2,107,528            1.71%    $    95,797        82.83%
500 - 519 ..........................           11         1,567,278            1.27         142,480        82.11
520 - 539 ..........................           12         1,701,189            1.38         141,766        83.19
540 - 559 ..........................           10         1,166,331            0.95         116,633        79.53
560 - 579 ..........................            7           875,925            0.71         125,132        80.15
580 - 599 ..........................           16         2,659,452            2.16         166,216        79.01
600 - 619 ..........................           13         1,587,445            1.29         122,111        79.10
620 - 639 ..........................           34         4,398,869            3.57         129,378        80.17
640 - 659 ..........................           43         6,273,318            5.10         145,891        77.72
660 - 679 ..........................           61         9,074,953            7.37         148,770        79.72
680 - 699 ..........................           84        11,452,747            9.31         136,342        80.12
700 - 719 ..........................           83        13,186,279           10.72         158,871        76.13
720 - 739 ..........................           91        13,653,794           11.10         150,042        75.88
740 - 759 ..........................           82        12,064,143            9.80         147,124        74.56
760 - 779 ..........................          107        16,085,668           13.07         150,333        76.24
780 - 799 ..........................           98        13,741,650           11.17         140,221        74.57
800 or greater .....................           77        10,748,272            8.73         139,588        70.07
                                      -----------    --------------    ------------     -----------    ---------
Subtotal with Credit Score .........          851    $  122,344,840           99.43%    $   143,766        76.57
Not Available ......................            5           716,677            0.58         143,335        70.67
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%    $   143,763        76.54%
                                      ===========    ==============    ============

         The minimum and maximum credit scores of the mortgage loans were 402 and 836, respectively, and the weighted average credit score of the mortgage loans was 715.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
OCCUPANCY                               LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Primary Residence ..................          482    $   87,276,481           70.92%     $   181,072          711        76.05%
Second/Vacation ....................           22         3,944,483            3.21          179,295          733        75.91
Non Owner-occupied .................          352        31,840,553           25.87           90,456          723        77.96
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%     $   143,763          715        76.54%
                                      ===========    ==============    ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
LOAN PURPOSE                            LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Purchase ...........................          362    $   46,225,270           37.56%     $   127,694          721        81.58%
Rate/Term Refinance ................          217        30,521,171           24.80          140,651          713        71.11
Equity Refinance ...................          277        46,315,076           37.64          167,202          709        75.09
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%     $   143,763          715        76.54%
                                      ===========    ==============    ============

                            MORTGAGED PROPERTY TYPES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
PROPERTY TYPE                           LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Single-family detached .............          588    $   85,979,280           69.87%     $   146,223          715        75.89%
Two-to-four family units ...........          103        12,632,675           10.27          122,647          705        79.81
Planned Unit Developments (detached)           71        12,361,086           10.04          174,100          710        79.02
Condo Low-Rise (less than 5 stories)           63         7,522,344            6.11          119,402          736        77.50
Planned Unit Developments (attached)           12         1,423,210            1.16          118,601          728        79.70
Townhouse ..........................            9         1,379,833            1.12          153,315          717        78.92
Condo Mid-Rise (5 to 8 stories) ....            4           782,140            0.64          195,535          731        55.66
Condo High-Rise (9 stories or more)             3           387,462            0.31          129,154          736        68.81
Condotel (9 or more stories) .......            1           348,541            0.28          348,541          727        57.00
Condotel (5 to 8 stories) ..........            1           146,037            0.12          146,037          727        43.00
Manufactured Home ..................            1            98,910            0.08           98,910          644        73.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%     $   143,763          715        76.54%
                                      ===========    ==============    ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
STATE                                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Alaska .............................            1    $      173,894            0.14%     $   173,894          678        90.00%
Alabama ............................           11           903,739            0.73           82,158          740        72.20
Arkansas ...........................            5           312,809            0.25           62,562          713        83.86
Arizona ............................           25         2,775,567            2.26          111,023          700        80.86
California .........................           98        23,955,742           19.47          244,446          737        71.21
Colorado ...........................           51         6,964,339            5.66          136,556          732        75.51
Connecticut ........................            9         1,291,244            1.05          143,472          700        77.15
Delaware ...........................            2           307,317            0.25          153,659          776        76.40
Florida ............................           77         8,764,795            7.12          113,829          727        77.75
Georgia ............................           42         5,066,174            4.12          120,623          684        77.89
Iowa ...............................            5           680,285            0.55          136,057          757        89.66
Idaho ..............................            8           848,146            0.69          106,018          703        84.41
Illinois ...........................           19         3,044,563            2.47          160,240          713        81.74
Indiana ............................           23         2,020,879            1.64           87,864          679        84.16
Kansas .............................            3           350,690            0.28          116,897          722        77.93
Kentucky ...........................            8         1,217,163            0.99          152,145          693        80.98
Louisiana ..........................           15         2,089,353            1.70          139,290          692        79.68
Massachusetts ......................            7         1,228,707            1.00          175,530          767        77.23
Maryland ...........................           13         1,960,825            1.59          150,833          708        78.90
Maine ..............................            2           258,502            0.21          129,251          596        88.71
Michigan ...........................           29         3,375,691            2.74          116,403          714        75.39
Minnesota ..........................           11         1,503,163            1.22          136,651          710        80.53
Missouri ...........................           15         1,175,120            0.95           78,341          687        84.03
Mississippi ........................            3           297,825            0.24           99,275          575        81.63
Montana ............................            3           581,173            0.47          193,724          732        56.91
North Carolina .....................           26         4,452,177            3.62          171,238          692        73.57
North Dakota .......................            2           140,442            0.11           70,221          702        90.00
Nebraska ...........................            2           126,301            0.10           63,150          656        82.04
New Hampshire ......................            3           689,768            0.56          229,923          716        74.63
New Jersey .........................           18         3,528,211            2.87          196,012          738        77.32
New Mexico .........................           14         1,464,770            1.19          104,626          726        81.69
Nevada .............................           15         1,758,631            1.43          117,242          762        75.58
New York ...........................           24         4,279,479            3.48          178,312          723        79.94
Ohio ...............................           33         2,281,474            1.85           69,136          714        80.26
Oklahoma ...........................            9           962,645            0.78          106,961          751        74.62
Oregon .............................           17         2,395,786            1.95          140,929          723        78.95
Pennsylvania .......................           20         2,118,803            1.72          105,940          711        76.35
Rhode Island .......................            1           216,831            0.18          216,831          698        69.00
South Carolina .....................           13         1,213,687            0.99           93,361          702        82.18
South Dakota .......................            1            91,459            0.07           91,459          684        95.00
Tennessee ..........................           10           923,501            0.75           92,350          734        82.60
Texas ..............................           93        13,895,264           11.29          149,411          681        77.09
Utah ...............................           11         1,699,453            1.38          154,496          653        83.52
Virginia ...........................           18         2,892,107            2.35          160,673          745        75.84
Washington .........................           36         6,333,328            5.15          175,926          711        73.36
Wisconsin ..........................            3           199,715            0.16           66,572          559        82.59
West Virginia ......................            1           102,187            0.08          102,187          738        77.00
Wyoming ............................            1           147,795            0.12          147,795          787        80.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%     $   143,763          715        76.54%
                                      ===========    ==============    ============

    No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in North Carolina and no more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside North Carolina.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
DOCUMENTATION TYPE                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Full Documentation .................          447    $   53,830,026           43.74%     $   120,425          708        80.34%
Reduced Documentation ..............          409        69,231,491           56.26          169,270          720        73.58
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%     $   143,763          715        76.54%
                                      ===========    ==============    ============

      No more than 26.8% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 2.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
MORTGAGE RATES (%)                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
6.000 - 6.124 ......................            8    $      865,447            0.70%     $   108,181          731        75.82%
6.125 - 6.249 ......................           12         1,851,465            1.50          154,289          705        77.37
6.250 - 6.374 ......................           21         4,413,096            3.59          210,147          733        73.62
6.375 - 6.499 ......................           68        16,737,216           13.60          246,136          731        73.34
6.500 - 6.624 ......................           91        16,788,327           13.64          184,487          731        73.58
6.625 - 6.749 ......................           99        15,589,513           12.67          157,470          722        75.96
6.750 - 6.874 ......................           86        14,445,337           11.74          167,969          711        76.43
6.875 - 6.999 ......................           97        15,646,860           12.71          161,308          720        75.16
7.000 - 7.124 ......................           60         7,836,057            6.37          130,601          702        76.41
7.125 - 7.249 ......................           39         4,107,930            3.34          105,332          710        78.78
7.250 - 7.374 ......................           66         7,044,928            5.72          106,741          702        79.03
7.375 - 7.499 ......................           45         4,795,148            3.90          106,559          680        83.93
7.500 - 7.624 ......................           59         4,877,048            3.96           82,662          693        81.04
7.625 - 7.749 ......................           26         1,994,779            1.62           76,722          694        85.78
7.750 - 7.874 ......................           33         2,548,507            2.07           77,227          698        85.59
7.875 - 7.999 ......................           28         2,035,525            1.65           72,697          676        83.86
8.000 - 8.124 ......................           13           895,487            0.73           68,884          639        87.15
8.125 - 8.249 ......................            1            97,752            0.08           97,752          738        24.00
8.250 - 8.374 ......................            3           220,550            0.18           73,517          683        87.34
8.875 - 8.999 ......................            1           270,545            0.22          270,545          633        80.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%     $   143,763          715        76.54%
                                      ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.8147% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
NET MORTGAGE RATE (%)                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
5.720 ..............................            7    $      806,585            0.66%     $   115,226          733        75.30%
5.845 ..............................           12         1,851,465            1.50          154,289          705        77.37
5.970 ..............................           21         4,413,096            3.59          210,147          733        73.62
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .           40    $    7,071,147            5.75%     $   176,779          726        74.79%
                                      ===========    ==============    ============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.520766693%.

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
   100,000 or less .................          353    $   23,717,905           19.27%     $    67,190          714        77.28%
   100,001-200,000 .................          322        42,113,905           34.22          130,789          710        78.56
   200,001-300,000 .................           97        23,232,095           18.88          239,506          713        78.37
   300,001-400,000 .................           50        17,379,442           14.12          347,589          720        71.59
   400,001-500,000 .................           22         9,461,234            7.69          430,056          740        76.95
   500,001-600,000 .................            9         4,890,279            3.97          543,364          706        74.13
   600,001-700,000 .................            1           587,177            0.48          587,177          700        79.00
   700,001-800,000 .................            1           708,957            0.58          708,957          720        30.00
   900,001-1,000,000 ...............            1           970,523            0.79          970,523          708        56.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%     $   143,763          715        76.54%
                                      ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                        NUMBER OF                        PERCENTAGE        AVERAGE      AVERAGE
                                        MORTGAGE        PRINCIPAL        OF MORTGAGE      PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                   LOANS           BALANCE           LOANS           BALANCE       SCORE
------------------------------------  -----------    --------------    -------------    -----------    ----------
00.01-50.00 ........................           38    $    5,607,376            4.56%    $   147,563          755
50.01-55.00 ........................           18         2,277,906            1.85         126,550          737
55.01-60.00 ........................           27         5,345,286            4.34         197,974          740
60.01-65.00 ........................           32         4,586,856            3.73         143,339          724
65.01-70.00 ........................           58         9,084,464            7.38         156,629          743
70.01-75.00 ........................           97        14,529,111           11.81         149,785          712
75.01-80.00 ........................          340        55,054,970           44.74         161,926          714
80.01-85.00 ........................           26         3,172,107            2.58         122,004          693
85.01-90.00 ........................          177        18,040,743           14.66         101,925          691
90.01-95.00 ........................           36         4,577,686            3.72         127,158          678
95.01-100.00 .......................            7           785,013            0.64         112,145          752
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .          856    $  123,061,517          100.00%    $   143,763          715
                                      ===========    ==============    ============

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 76.54%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                             --------------------------------------------------
                                                              0%         6%        18%         24%          30%
                                                             ----       ----      ----        ----         ----
DISTRIBUTION DATE
-----------------
April 2005.............................................      100%       100%      100%        100%         100%
April 2006.............................................       99         93        81          75           69
April 2007.............................................       97         86        65          56           47
April 2008.............................................       95         79        53          42           33
April 2009.............................................       93         73        42          31           22
April 2010.............................................       92         67        34          23           15
April 2011.............................................       89         62        27          17           11
April 2012.............................................       87         57        22          13            7
April 2013.............................................       85         52        17           9            5
April 2014.............................................       83         47        14           7            3
April 2015.............................................       80         43        11           5            2
April 2016.............................................       77         39         9           4            2
April 2017.............................................       74         35         7           3            1
April 2018.............................................       71         32         5           2            1
April 2019.............................................       68         29         4           1            *
April 2020.............................................       64         25         3           1            *
April 2021.............................................       61         22         3           1            *
April 2022.............................................       57         20         2           1            *
April 2023.............................................       52         17         1           *            *
April 2024.............................................       48         15         1           *            *
April 2025.............................................       43         12         1           *            *
April 2026.............................................       38         10         1           *            *
April 2027.............................................       32          8         *           *            *
April 2028.............................................       27          6         *           *            *
April 2029.............................................       20          5         *           *            *
April 2030.............................................       14          3         *           *            *
April 2031.............................................        7          1         *           *            *
April 2032.............................................        0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........     17.1       9.9        4.6         3.4          2.7

----------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
--------------------------------------------------   -----------------    --------------------
Aggregate principal balance ......................  $     7,072,447.37    $    118,402,985.74
Weighted average mortgage rate ...................        6.1887581972%                6.8519%
Weighted average servicing fee rate...............        0.2800000000%                0.3312%
Weighted   average   original   term  to  maturity
(months) .........................................                 353                    359
Weighted average remaining term
to maturity (months) .............................                 323                    324

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               6%              18%             24%              30%
-------------------------------        ---              ---             -----           ----             -----
$73,981.......................         2.3%             4.3%            10.0%           13.5%            17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        92,149    $   10,513,716        104,820    $   12,512,690        101,210    $   12,635,058
Period of Delinquency
30 to 59 days ................         1,602           192,517          2,082           244,557          2,324           289,263
60 to 89 days ................           236            28,610            372            44,459            477            64,448
90 days or more(2) ...........           307            35,045            409            44,171            516            62,039
Foreclosures Pending .........           273            32,685            446            55,203            602            81,640
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         2,418    $      288,858          3,309    $      388,390          3,919    $      497,389
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.624%            2.747%         3.157%            3.104%         3.872%            3.937%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        99,386    $   12,962,473        101,112    $   14,114,861        106,211    $   15,669,395
Period of Delinquency
30 to 59 days ................         2,147           280,302          2,182           284,482          2,032           282,672
60 to 89 days ................           488            63,986            526            70,816            409            51,071
90 days or more(2) ...........           644            84,033            696            94,223            555            70,963
Foreclosures Pending .........           769           102,671            787           103,707            747            88,396
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         4,048    $      530,992          4,191    $      553,228          3,743    $      493,102
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         4.073%            4.096%         4.145%            3.919%         3.524%            3.147%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.


                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        37,066    $    5,021,100         44,520    $    6,234,461         45,103    $    6,477,882
Period of Delinquency
30 to 59 days ................           573            83,679            742           104,823            901           131,032
60 to 89 days ................            65            11,033            118            17,904            185            29,788
90 days or more(2) ...........            77            13,377            123            17,598            165            27,231
Foreclosures Pending .........            80            12,263            113            19,378            198            34,074
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......           795    $      120,353          1,096    $      159,703          1,449    $      222,125
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.145%            2.397%         2.462%            2.562%         3.213%            3.429%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        45,867    $    6,776,784         51,824    $    8,071,748         56,271    $    9,191,522
Period of Delinquency
30 to 59 days ................           893           131,270            934           142,682            946           161,218
60 to 89 days ................           216            33,636            216            35,031            186            26,348
90 days or more(2) ...........           206            37,139            258            43,618            225            34,430
Foreclosures Pending .........           251            41,335            279            44,333            268            42,461
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         1,566    $      243,380          1,687    $      265,664          1,625    $      264,457
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         3.414%            3.591%         3.255%            3.291%         2.888%            2.877%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

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Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15(POOL # 4630) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4630
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GX63   200,634,000.00  74,831,957.18     6.000000  %  2,897,320.19
NB-1    76110GX71   185,000,000.00  25,880,487.53     6.000000  %  1,063,145.52
NB-2    76110GX89    14,969,000.00  14,969,000.00     5.750000  %          0.00
NB-3    76110GX97             0.00           0.00     0.170000  %          0.00
A-P     76110GY21       304,811.77     107,989.61     0.000000  %        139.78
A-V     76110GY39             0.00           0.00     0.497077  %          0.00
R-I     76110GY47           100.00           0.00     6.000000  %          0.00
R-II    76110GY54           100.00           0.00     6.000000  %          0.00
M-1     76110GY62    10,339,900.00   9,997,625.23     6.000000  %     10,389.89
M-2     76110GY70     4,009,100.00   3,876,389.45     6.000000  %      4,028.48
M-3     76110GY88     2,954,100.00   2,856,312.41     6.000000  %      2,968.38
B-1     76110GY96     1,055,100.00   1,020,173.73     6.000000  %      1,060.20
B-2     76110GZ20     1,477,100.00   1,428,204.55     6.000000  %      1,484.24
B-3     76110GZ38     1,266,125.30   1,109,468.13     6.000000  %      1,153.00

-------------------------------------------------------------------------------
                  422,009,437.07   136,077,607.82                  3,981,689.68
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        374,159.79  3,271,479.98            0.00       0.00     71,934,636.99
NB-1      129,393.88  1,192,539.40            0.00       0.00     24,817,342.01
NB-2       71,726.46     71,726.46            0.00       0.00     14,969,000.00
NB-3        2,120.47      2,120.47            0.00       0.00              0.00
A-P             0.00        139.78            0.00       0.00        107,849.83
A-V        56,366.15     56,366.15            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,986.31     60,376.20            0.00       0.00      9,987,235.34
M-2        19,381.24     23,409.72            0.00       0.00      3,872,360.97
M-3        14,281.04     17,249.42            0.00       0.00      2,853,344.03
B-1         5,100.68      6,160.88            0.00       0.00      1,019,113.53
B-2         7,140.76      8,625.00            0.00       0.00      1,426,720.31
B-3         5,547.14      6,700.14            0.00       0.00      1,108,315.13

-------------------------------------------------------------------------------
          735,203.92  4,716,893.60            0.00       0.00    132,095,918.14
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      372.977447   14.440824     1.864887    16.305711   0.000000  358.536624
NB-1    139.894527    5.746733     0.699426     6.446159   0.000000  134.147795
NB-2   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
NB-3      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     354.282943    0.458578     0.000000     0.458578   0.000000  353.824365
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     966.897671    1.004835     4.834313     5.839148   0.000000  965.892836
M-2     966.897670    1.004834     4.834312     5.839146   0.000000  965.892836
M-3     966.897670    1.004834     4.834312     5.839146   0.000000  965.892836
B-1     966.897670    1.004834     4.834310     5.839144   0.000000  965.892836
B-2     966.897670    1.004834     4.834310     5.839144   0.000000  965.892836
B-3     876.270409    0.910652     4.381194     5.291846   0.000000  875.359756

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       28,393.73
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,039.60

SUBSERVICER ADVANCES THIS MONTH                                       36,980.23
MASTER SERVICER ADVANCES THIS MONTH                                    2,055.72


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,168,736.11

 (B)  TWO MONTHLY PAYMENTS:                                    4     976,358.76

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     598,977.79


FORECLOSURES
  NUMBER OF LOANS                                                            12
  AGGREGATE PRINCIPAL BALANCE                                      1,675,774.20

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     132,095,918.13

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          911

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       7

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 471,656.96

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,840,345.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         85.07889210 %    12.30445900 %    2.61457160 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            84.64475650 %    12.65212473 %    2.69278050 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82796000
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.85

POOL TRADING FACTOR:                                                31.30165028


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,758.84
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,096.62

SUBSERVICER ADVANCES THIS MONTH                                       22,291.22
MASTER SERVICER ADVANCES THIS MONTH                                      963.80


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   1,654,849.98

 (B)  TWO MONTHLY PAYMENTS:                                    2     540,061.94

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     254,845.84


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                        989,053.47

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      82,092,831.49

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          653

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 151,863.53

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,819,752.45

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         88.04700800 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.63639400 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.83028482
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.40

POOL TRADING FACTOR:                                                38.86167109


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,634.89
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,942.98

SUBSERVICER ADVANCES THIS MONTH                                       14,689.01
MASTER SERVICER ADVANCES THIS MONTH                                    1,091.92


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4     513,886.13

 (B)  TWO MONTHLY PAYMENTS:                                    2     436,296.82

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     344,131.95


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        686,720.73

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      50,003,086.64

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          258

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 319,793.43

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,020,593.29

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         80.13049500 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            79.72415300 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82414317
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              327.60

POOL TRADING FACTOR:                                                23.72448534

Run:        04/26/05     11:24:36                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15(POOL # 4630) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4630
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GX63   200,634,000.00  71,934,636.99     6.000000  %  2,839,060.66
NB-1    76110GX71   185,000,000.00  24,817,342.01     6.000000  %    874,551.47
NB-2    76110GX89    14,969,000.00  14,969,000.00     5.750000  %          0.00
NB-3    76110GX97             0.00           0.00     0.170000  %          0.00
A-P     76110GY21       304,811.77     107,849.83     0.000000  %        147.18
A-V     76110GY39             0.00           0.00     0.495787  %          0.00
R-I     76110GY47           100.00           0.00     6.000000  %          0.00
R-II    76110GY54           100.00           0.00     6.000000  %          0.00
M-1     76110GY62    10,339,900.00   9,987,235.34     6.000000  %     18,668.24
M-2     76110GY70     4,009,100.00   3,872,360.97     6.000000  %      7,238.26
M-3     76110GY88     2,954,100.00   2,853,344.03     6.000000  %      5,333.50
B-1     76110GY96     1,055,100.00   1,019,113.53     6.000000  %      1,904.94
B-2     76110GZ20     1,477,100.00   1,426,720.31     6.000000  %      2,666.84
B-3     76110GZ38     1,266,125.30   1,108,315.13     6.000000  %      2,071.67

-------------------------------------------------------------------------------
                  422,009,437.07   132,095,918.14                  3,751,642.76
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        359,673.18  3,198,733.84            0.00       0.00     69,095,576.33
NB-1      124,078.34    998,629.81            0.00       0.00     23,942,790.54
NB-2       71,726.46     71,726.46            0.00       0.00     14,969,000.00
NB-3        2,120.47      2,120.47            0.00       0.00              0.00
A-P             0.00        147.18            0.00       0.00        107,702.65
A-V        54,574.85     54,574.85            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,934.33     68,602.57            0.00       0.00      9,968,567.10
M-2        19,361.09     26,599.35            0.00       0.00      3,865,122.71
M-3        14,266.19     19,599.69            0.00       0.00      2,848,010.53
B-1         5,095.38      7,000.32            0.00       0.00      1,017,208.59
B-2         7,133.34      9,800.18            0.00       0.00      1,424,053.47
B-3         5,541.37      7,613.04            0.00       0.00      1,069,967.50

-------------------------------------------------------------------------------
          713,505.00  4,465,147.76            0.00       0.00    128,307,999.42
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      358.536624   14.150446     1.792683    15.943129   0.000000  344.386177
NB-1    134.147795    4.727305     0.670694     5.397999   0.000000  129.420489
NB-2   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
NB-3      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     353.824355    0.482855     0.000000     0.482855   0.000000  353.341499
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     965.892836    1.805457     4.829286     6.634743   0.000000  964.087380
M-2     965.892837    1.805458     4.829286     6.634744   0.000000  964.087380
M-3     965.892836    1.805457     4.829285     6.634742   0.000000  964.087380
B-1     965.892839    1.805459     4.829286     6.634745   0.000000  964.087380
B-2     965.892836    1.805457     4.829287     6.634744   0.000000  964.087380
B-3     875.359753    1.636228     4.376636     6.012864   0.000000  845.072364

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       27,532.53
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,404.29

SUBSERVICER ADVANCES THIS MONTH                                       38,499.79
MASTER SERVICER ADVANCES THIS MONTH                                    2,276.85


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,858,982.61

 (B)  TWO MONTHLY PAYMENTS:                                    4     572,367.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     516,739.02


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                      1,603,585.48

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     128,307,999.41

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          889

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       6

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 468,420.92

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,363,033.21

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         84.64475650 %    12.66246300 %    2.69058200 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            84.24892110 %    13.00129409 %    2.73886230 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82657600
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.74

POOL TRADING FACTOR:                                                30.40405928


Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,196.68
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,346.47

SUBSERVICER ADVANCES THIS MONTH                                       23,054.37
MASTER SERVICER ADVANCES THIS MONTH                                      435.81


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,813,521.06

 (B)  TWO MONTHLY PAYMENTS:                                    2     174,529.83

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     424,495.90


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        717,018.40

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      79,231,749.73

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          637

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 210,540.13

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,693,521.46

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.63639400 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.21766800 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.83937215
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.20

POOL TRADING FACTOR:                                                37.50727246


Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,335.85
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,057.82

SUBSERVICER ADVANCES THIS MONTH                                       15,445.42
MASTER SERVICER ADVANCES THIS MONTH                                    1,841.04


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,045,461.55

 (B)  TWO MONTHLY PAYMENTS:                                    2     397,838.09

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      92,243.12


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        886,567.08

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      49,076,249.68

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          252

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 257,880.79

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      669,511.75

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         79.72415300 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            79.44699700 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.80591816
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.60

POOL TRADING FACTOR:                                                23.28473789

Run:        04/07/05     11:24:19                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15(POOL # 4630) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4630
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GX63   200,634,000.00  69,095,576.33     6.000000  %  1,982,381.02
NB-1    76110GX71   185,000,000.00  23,942,790.54     6.000000  %    805,508.44
NB-2    76110GX89    14,969,000.00  14,969,000.00     5.750000  %          0.00
NB-3    76110GX97             0.00           0.00     0.170000  %          0.00
A-P     76110GY21       304,811.77     107,702.65     0.000000  %        152.18
A-V     76110GY39             0.00           0.00     0.495621  %          0.00
R-I     76110GY47           100.00           0.00     6.000000  %          0.00
R-II    76110GY54           100.00           0.00     6.000000  %          0.00
M-1     76110GY62    10,339,900.00   9,968,567.10     6.000000  %     17,183.90
M-2     76110GY70     4,009,100.00   3,865,122.71     6.000000  %      6,662.73
M-3     76110GY88     2,954,100.00   2,848,010.53     6.000000  %      4,909.43
B-1     76110GY96     1,055,100.00   1,017,208.59     6.000000  %      1,753.47
B-2     76110GZ20     1,477,100.00   1,424,053.47     6.000000  %      2,454.80
B-3     76110GZ38     1,266,125.30   1,069,967.50     6.000000  %      1,844.42

-------------------------------------------------------------------------------
                  422,009,437.07   128,307,999.42                  2,822,850.39
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        345,477.88  2,327,858.90            0.00       0.00     67,113,195.31
NB-1      119,705.75    925,214.19            0.00       0.00     23,137,282.10
NB-2       71,726.46     71,726.46            0.00       0.00     14,969,000.00
NB-3        2,120.46      2,120.46            0.00       0.00              0.00
A-P             0.00        152.18            0.00       0.00        107,550.47
A-V        52,992.07     52,992.07            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,840.96     67,024.86            0.00       0.00      9,951,383.20
M-2        19,324.89     25,987.62            0.00       0.00      3,858,459.98
M-3        14,239.52     19,148.95            0.00       0.00      2,843,101.10
B-1         5,085.85      6,839.32            0.00       0.00      1,015,455.12
B-2         7,120.00      9,574.80            0.00       0.00      1,421,598.67
B-3         5,349.64      7,194.06            0.00       0.00      1,058,407.15

-------------------------------------------------------------------------------
          692,983.48  3,515,833.87            0.00       0.00    125,475,433.10
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      344.386177    9.880584     1.721931    11.602515   0.000000  334.505594
NB-1    129.420489    4.354100     0.647058     5.001158   0.000000  125.066390
NB-2   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
NB-3      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     353.341512    0.499259     0.000000     0.499259   0.000000  352.842253
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     964.087380    1.661902     4.820256     6.482158   0.000000  962.425478
M-2     964.087379    1.661902     4.820256     6.482158   0.000000  962.425478
M-3     964.087378    1.661900     4.820257     6.482157   0.000000  962.425478
B-1     964.087377    1.661899     4.820254     6.482153   0.000000  962.425478
B-2     964.087383    1.661905     4.820256     6.482161   0.000000  962.425478
B-3     845.072365    1.456744     4.225206     5.681950   0.000000  835.941871

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:24:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       26,784.48
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,462.14

SUBSERVICER ADVANCES THIS MONTH                                       29,577.44
MASTER SERVICER ADVANCES THIS MONTH                                    2,397.27


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   2,215,591.98

 (B)  TWO MONTHLY PAYMENTS:                                    3     314,000.86

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     578,994.90


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                      1,320,968.61

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     125,475,433.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          870

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 355,974.64

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,583,884.77

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         84.24892110 %    13.01221600 %    2.73656330 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            83.92857500 %    13.27187631 %    2.78816300 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.81450500
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.60

POOL TRADING FACTOR:                                                29.73285005


Run:     04/07/05     11:24:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       16,647.11
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,340.60

SUBSERVICER ADVANCES THIS MONTH                                       19,588.85
MASTER SERVICER ADVANCES THIS MONTH                                    1,367.34


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,431,461.28

 (B)  TWO MONTHLY PAYMENTS:                                    2     217,275.82

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     524,856.08


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        717,018.40

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      77,238,565.32

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          624

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 210,328.49

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,908,753.21

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.21766800 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.90174600 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82351445
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.10

POOL TRADING FACTOR:                                                36.56372507


Run:     04/07/05     11:24:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,137.37
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,121.54

SUBSERVICER ADVANCES THIS MONTH                                        9,988.59
MASTER SERVICER ADVANCES THIS MONTH                                    1,029.93


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5     784,130.70

 (B)  TWO MONTHLY PAYMENTS:                                    1      96,725.04

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      54,138.82


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        603,950.21

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      48,236,867.79

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          246

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 145,646.15

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      675,131.56

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         79.44699700 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            79.15875800 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.80007935
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.40

POOL TRADING FACTOR:                                                22.88648441

Run:        04/25/05     11:59:51                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15(POOL # 4630) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4630
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GX63   200,634,000.00  67,113,195.31     6.000000  %  3,498,462.19
NB-1    76110GX71   185,000,000.00  23,137,282.10     6.000000  %  2,016,485.35
NB-2    76110GX89    14,969,000.00  14,969,000.00     5.750000  %          0.00
NB-3    76110GX97             0.00           0.00     0.170000  %          0.00
A-P     76110GY21       304,811.77     107,550.47     0.000000  %        146.39
A-V     76110GY39             0.00           0.00     0.491475  %          0.00
R-I     76110GY47           100.00           0.00     6.000000  %          0.00
R-II    76110GY54           100.00           0.00     6.000000  %          0.00
M-1     76110GY62    10,339,900.00   9,951,383.20     6.000000  %     24,919.74
M-2     76110GY70     4,009,100.00   3,858,459.98     6.000000  %      9,662.15
M-3     76110GY88     2,954,100.00   2,843,101.10     6.000000  %      7,119.54
B-1     76110GY96     1,055,100.00   1,015,455.12     6.000000  %      2,542.85
B-2     76110GZ20     1,477,100.00   1,421,598.67     6.000000  %      3,559.89
B-3     76110GZ38     1,266,125.30   1,058,407.15     6.000000  %      2,412.72

-------------------------------------------------------------------------------
                  422,009,437.07   125,475,433.10                  5,565,310.82
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        335,565.98  3,834,028.17            0.00       0.00     63,614,733.12
NB-1      115,678.36  2,132,163.71            0.00       0.00     21,120,796.75
NB-2       71,726.46     71,726.46            0.00       0.00     14,969,000.00
NB-3        2,120.46      2,120.46            0.00       0.00              0.00
A-P             0.00        146.39            0.00       0.00        107,404.08
A-V        51,388.67     51,388.67            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,755.02     74,674.76            0.00       0.00      9,926,463.46
M-2        19,291.57     28,953.72            0.00       0.00      3,848,797.83
M-3        14,214.96     21,334.50            0.00       0.00      2,835,981.56
B-1         5,077.08      7,619.93            0.00       0.00      1,012,912.27
B-2         7,107.72     10,667.61            0.00       0.00      1,418,038.78
B-3         5,291.83      7,704.55            0.00       0.00      1,055,756.74

-------------------------------------------------------------------------------
          677,218.11  6,242,528.93            0.00       0.00    119,909,884.59
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      334.505594   17.437036     1.672528    19.109564   0.000000  317.068558
NB-1    125.066390   10.899921     0.625288    11.525209   0.000000  114.166469
NB-2   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
NB-3      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     352.842266    0.480296     0.000000     0.480296   0.000000  352.361970
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     962.425478    2.410056     4.811944     7.222000   0.000000  960.015421
M-2     962.425479    2.410057     4.811945     7.222002   0.000000  960.015421
M-3     962.425479    2.410057     4.811943     7.222000   0.000000  960.015421
B-1     962.425477    2.410056     4.811942     7.221998   0.000000  960.015421
B-2     962.425475    2.410053     4.811942     7.221995   0.000000  960.015421
B-3     835.941872    1.905593     4.179547     6.085140   0.000000  833.848548

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       26,118.98
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,474.11

SUBSERVICER ADVANCES THIS MONTH                                       26,905.01
MASTER SERVICER ADVANCES THIS MONTH                                    2,344.32


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,870,437.88

 (B)  TWO MONTHLY PAYMENTS:                                    2     416,887.31

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     538,862.35


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                      1,014,278.02

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     119,909,884.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          840

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 361,711.16

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,241,147.89

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      140,366.46

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         83.92857500 %    13.28326200 %    2.78577320 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            83.22409470 %    13.85310552 %    2.91038030 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.81233900
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.65

POOL TRADING FACTOR:                                                28.41402918


Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       16,075.30
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,665.81

SUBSERVICER ADVANCES THIS MONTH                                       13,894.60
MASTER SERVICER ADVANCES THIS MONTH                                    1,049.18


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6     826,648.91

 (B)  TWO MONTHLY PAYMENTS:                                    1      73,902.77

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     538,862.35


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        464,587.98

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      73,711,117.78

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          602

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 162,022.70

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,306,240.85

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      140,366.46

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         86.90174600 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.31415900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82229554
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.30

POOL TRADING FACTOR:                                                34.89387761


Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,043.68
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,808.30

SUBSERVICER ADVANCES THIS MONTH                                       13,010.41
MASTER SERVICER ADVANCES THIS MONTH                                    1,295.14


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5   1,043,788.97

 (B)  TWO MONTHLY PAYMENTS:                                    1     342,984.54

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        549,690.04

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      46,198,766.80

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          238

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 199,688.46

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,934,907.04

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         79.15875800 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            78.28403800 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.79645284
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.20

POOL TRADING FACTOR:                                                21.91948617